EXHIBIT 99.1
For Additional Information:
CytRx Corporation
CEOcast, Inc.
Dan Schustack
dschustack@ceocast.com
212-732-4300
CYTRX CORPORATION SUBSIDIARY, RXi PHARMACEUTICALS, LICENSES
“NANOTRANSPORTERS” AND OTHER RNAi DISCOVERIES FROM THE UNIVERSITY OF
MASSACHUSETTS MEDICAL SCHOOL
— Novel Technology May Enable Systemic RNAi Delivery —
WORCESTER, Mass. (January 11, 2007) — CytRx Corporation (NASDAQ: CYTR) today announced that RXi Pharmaceuticals Corporation (RXi), a majority-owned subsidiary of CytRx, has entered into significant new agreements with the University of Massachusetts Medical School (UMMS) to license RNA interference (RNAi) intellectual property for all therapeutic applications. RNAi has been shown to effectively interfere with the expression of targeted disease-associated genes with great specificity and potency, and was co-discovered by 2006 Nobel Laureate Dr. Craig C. Mello, who is expected to become a scientific advisor of RXi pending institutional approval. The agreements include an exclusive therapeutic license with rights to sublicense for nanotransporters, which have been shown to deliver intact RNAi to a number of tissues in animal models. The licenses are contingent upon RXi’s receipt of working capital funding in the coming months. Financial terms were not disclosed for competitive reasons.
Tod Woolf, Ph.D., CEO of RXi, stated, “The scientists that founded RXi realized long ago that delivery technology was the key to systemic administration of RNAi. The nanotransporters are the culmination of work carried out since 2003 by Dr. Tariq Rana of UMMS. This new technology, together with our existing RNAi-based intellectual property licenses acquired from CytRx, extraordinary scientific advisors and proven management team provides the foundation required to establish RXi as a pre-eminent company focused exclusively on the RNAi field. With Merck’s acquisition of Sirna Therapeutics, RXi expects to compete primarily with industry leader Alnylam Pharmaceuticals as a company dedicated to developing and commercializing RNAi therapeutics. While other competitors have sought collaborators to obtain systemic delivery of RNAi, RXi now has its own potential enabling delivery technology,” added Dr. Woolf.
“If RXi is able to offer a new method for treating a broad range of diseases, RNAi therapeutics could become as important as small molecules and antibody drugs,” said Steven A. Kriegsman, President and CEO of CytRx.
Licensed Nanotransporter Technology
Tariq M. Rana, Ph.D., Professor and Founding Director of the Program in Chemical Biology at UMMS and developer of the nanotransporters, has reported activity with RNAi delivered with nanotransporters in mouse models at 1 milligram per kilogram — an exceptionally favorable dose. The nanotransporters are highly uniform in structure and are readily formulated by simply mixing with RNAi compounds. Results of this research were presented at the 2006 Keystone Conference.
The RXi licensed technology also includes compounds for the potential treatment of amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease) that can be delivered locally to the central nervous system. The ability to control gene expression in the central nervous system has potentially far-reaching implications for the treatment of a number of neurodegenerative diseases. In addition, the technology includes methods of targeting point mutations with RNAi that may be useful in targeting mutations that cause certain cancers and genetic diseases.
About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company engaged in the development of high-value human therapeutics. The Company owns three clinical-stage compounds based on its small molecule “molecular chaperone” co-induction technology. In September 2006 CytRx announced that arimoclomol was shown to be safe and well tolerated at all three doses tested in its Phase IIa clinical trial in patients with ALS. The Company plans to enter a Phase IIb clinical trial with arimoclomol in ALS in the third quarter of 2007, subject to U.S. Food and Drug Administration (FDA) approval. The FDA has granted Fast Track designation and Orphan Drug status to arimoclomol for the treatment of ALS. Also in September 2006, CytRx announced receipt of $24.5 million in a non-dilutive agreement with the privately funded ALS Charitable Remainder Trust to fund continued arimoclomol development for the treatment for ALS in return for a 1% royalty from potential worldwide sales of arimoclomol for the treatment of ALS. The Greater Los Angeles Chapter of The ALS Association is the charitable beneficiary of the ALS Charitable Remainder Trust. For more information on the Company, visit CytRx’s Web site at www.cytrx.com.
About RXi Pharmaceuticals Corporation
Massachusetts-based RXi is a biopharmaceutical research and development company that will focus on developing RNAi-based therapeutics for the treatment of human disease. RXi’s initial focus will be on neurodegenerative diseases, oncology, type 2 diabetes and obesity. RXi has licenses to a diverse series of early patents and patent applications that were filed from 1998-2006 in the areas of RNAi target sequences, RNAi chemistry and RNAi delivery. The company is co-owned by CytRx and RNAi pioneers Craig C. Mello, Ph.D., 2006 Nobel Laureate for co-discovering RNAi, Tariq M. Rana, Ph.D., inventor of fundamental technology for stabilizing RNAi and of RNAi nanotransporters, Gregory J. Hannon, Ph.D., discoverer of RNAi mechanism (RISC) and short hairpin RNAi (shRNAi), and Michael P. Czech, Ph.D., a leader in the application of RNAi to diabetes and obesity. RXi’s CEO, Tod Woolf, Ph.D., previously co-invented and commercialized STEALTH™ RNAi, one of the most widely used second-generation RNAi research products.
About the University of Massachusetts Medical School
The University of Massachusetts Medical School, one of the fastest growing academic health centers in the country, has built a reputation as a world-class research institution, consistently producing noteworthy advances in clinical and basic research. UMMS attracts more than $174 million in research funding annually, 80% of which comes from federal funding sources. Research funding enables UMMS scientists to explore human disease from the molecular level to large-scale clinical trials. Basic and clinical research leads to new approaches for diagnosis, treatment and prevention of disease. Visit www.umassmed.edu for additional information.
Forward-Looking Statements
This press release may contain forward-looking statements (statements as to matters other than historical facts) as defined in the Private Securities Litigation Reform Act of 1995 and in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward looking statements. Examples of such risks and uncertainties include, but are not limited to, the need for RXi to obtain significant financing in the coming months for which it does not yet have commitments, the need for RXi to meet specified milestones to maintain the UMMS licenses, RXi’s need to raise significant capital to fund operations and development of its potential products, the need to establish management and other infrastructure for the RXi subsidiary, intense competition with other companies focused on RNAi and other larger companies with RNAi programs and with other existing or new therapeutic modalities, the early stage of development of RXi’s technology, and the scope, timing and outcome of pre-clinical and clinical testing and regulatory review of RXi’s potential products. Additional risks or uncertainties are described in CytRx’s most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.
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